===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                      ----------------------------------



                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): November 12, 1998



                                 INTRAV, INC.
            (Exact name of registrant as specified in its charter)


  MISSOURI                         0-25990                      43-1323155
 (State or other               (Commission File              (I.R.S. Employer
 jurisdiction of                   Number)                    Identification
 organization)                                                   Number)



            7711 BONHOMME AVENUE
            ST. LOUIS, MISSOURI                                   63105
  (Address of principal executive offices)                      (Zip Code)



      Registrant's telephone number, including area code:  (314) 727-0500



===============================================================================

ITEM 2.    ACQUISITION OF ASSETS

      On November 12, 1998, Clipper Odyssey, Ltd., a Bahamian corporation and wholly-owned subsidiary of the Registrant ("Clipper Odyssey"), completed the acquisition (the "Vessel Purchase") of the 120-passenger luxury cruise ship Oceanic Odyssey (the "Vessel"), from Spice Islands Cruises Ltd., a British Virgin Islands corporation ("Spice Islands"). Prior to the Vessel Purchase, Spice Islands used the Vessel to operate passenger cruises and Clipper Odyssey will continue to do the same. At the time of signing the Vessel Purchase Agreement on September 4, 1998, Clipper Odyssey deposited $2.0 million in escrow to secure its obligations under the Vessel Purchase Agreement. At the closing of the Vessel Purchase, Clipper Odyssey made an additional $6.8 million cash payment ($8.5 million less $1.7 million prepaid charter hire from Spice Islands - see discussion below) and delivered a one-year promissory note in the amount of $5.5 million. The promissory note is guaranteed by the Registrant. The $16.0 million purchase price was determined pursuant to negotiations between the parties. The Registrant expects to spend up to $2.0 million renovating the Vessel.

      The Registrant is funding the purchase of the Vessel through existing working capital and by borrowings under its existing revolving credit agreement with NationsBank, N.A. In connection with the Vessel purchase, on November 12, 1998, the Registrant and NationsBank amended the revolving credit agreement to increase the line of credit available to the Registrant from $20.0 million to $30.0 million.

      Until November 1, 1999, Clipper Odyssey will charter the Vessel, on a bareboat basis (i.e., without crew or provisioning), to Spice Islands. Spice Islands prepaid the full charter hire of $1.7 million to the Registrant on the closing date of the Vessel Purchase. The charter arrangement will afford the Registrant lead time to design and market travel programs for the Vessel while permitting Spice Islands to fulfill its preexisting cruise obligations.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 24, 1998

                                       INTRAV, INC.



                                       By:    /s/ Wayne L. Smith II
                                          -------------------------------------
                                          Wayne L. Smith II, Executive Vice
                                          President and Chief Financial Officer

                                 EXHIBIT INDEX

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K:

Exhibit No.                         Description
-----------                         -----------
    2                               Vessel Sale and Purchase Agreement, dated as of September 4, 1998, between Clipper Odyssey, Ltd. and Spice Islands Cruises Ltd. (filed without schedules or exhibits, which will be furnished supplementally to the Commission upon request).